                                                                    EXHIBIT 11.1

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

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
                               YEAR ENDED DECEMBER 31,         THREE MONTHS ENDED MARCH 31,
                          -----------------------------------  ------------------------------
                             1994        1995        1996          1996         1997
                          -----------  ---------  -----------  ------------  -----------
Net loss................  $(2,262,445) $(601,264) $(4,838,935) $(1,274,507)  $(1,916,065)
                          ===========  =========  ===========  ============  ===========
Weighted average shares
 of common stock
 outstanding............    8,023,000  7,343,000    5,313,000     7,113,000     4,103,00
Shares related to Staff
 Accounting
 Bulletin topic 4D:
  Stock options and
   warrants                   797,000    797,000      797,000       797,000      797,000
  Preferred stock.......                            1,778,000                  2,652,000
                          -----------  ---------  -----------  ------------  -----------
Shares used in computing
 net loss per share.....    8,820,000  8,140,000    7,888,000     7,910,000    7,552,000
                          ===========  =========  ===========  ============  ===========
Net loss per share......  $     (0.26) $   (0.07) $     (0.61) $      (0.16) $     (0.25)
                          ===========  =========  ===========  ============  ===========
Pro Forma
Calculation of shares
 outstanding for
 computing pro forma net
 loss per share:
  Shares used in
   computing net loss
   per share............    8,820,000  8,140,000    7,888,000     7,910,000    7,552,000
  Adjusted to reflect
   the effect of the
   assumed conversion of
   preferred stock......      686,000  1,430,000    1,515,000     1,515,000    1,515,000
                          -----------  ---------  -----------  ------------  -----------
Shares used in computing
 pro forma net loss per
 share..................    9,506,000  9,570,000    9,403,000     9,425,000    9,067,000
                          ===========  =========  ===========  ============  ===========
Pro forma loss per
 share..................  $     (0.24) $   (0.06) $     (0.52) $      (0.14) $     (0.21)
                          ===========  =========  ===========  ============  ===========
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